Exhibit 23.1 Consent of Independent Auditors

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the prospectus constituting a part of this Registration Statement on Form S-1 and to the incorporation of our report dated March 30, 2011, on our audit of the consolidated financial statements of World Surveillance Group Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Rosen Seymour Shapss Martin & Company LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
June 30, 2011